Exhibit 21.1

List of Subsidiaries of Suzano S.A.

Subsidiaries	Country of Incorporation
BEM AGRO INTEGRAÇÃO E DESENVOLVIMENTO S.A.	BRAZIL
BIOMAS – SERVIÇOS AMBIENTAIS, RESTAURAÇÃO E CARBONO LTDA	BRAZIL
CELLUFORCE INC.	CANADA
ENSYN CORPORATION	U.S.
F&E TECHNOLOGIES, LLC	U.S.
F&E TECNOLOGIA DO BRASIL S.A.	BRAZIL
FIBRIA CELULOSE (U.S.A.), INC.	U.S.
FIBRIA TERMINAL DE CELULOSE DE SANTOS SPE S.A.	BRAZIL
FUTURAGENE DELAWARE INC.	U.S.
FUTURAGENE INC.	U.S.
FUTURAGENE ISRAEL LTD.	ISRAEL
FUTURAGENE LTD	ENGLAND
IBEMA COMPANHIA BRASILEIRA DE PAPEL	BRAZIL
ITACEL – TERMINAL DE CELULOSE DE ITAQUI S.A.	BRAZIL
LENZING	AUSTRIA
MAXCEL EMPREENDIMENTOS E PARTICIPAÇÕES S.A.	BRAZIL
MUCURI ENERGÉTICA S.A.	BRAZIL
NFINITE NANOTECHNOLOGY INC.	CANADA
PAINEIRAS LOGÍSTICA E TRANSPORTES LTDA.	BRAZIL
PORTOCEL – TERMINAL ESPECIALIZADO DE BARRA DO RIACHO S.A.	BRAZIL
PROJETOS ESPECIAIS E INVESTIMENTOS LTDA.	BRAZIL
SFBC PARTICIPAÇÕES LTDA.	BRAZIL
SIMPLIFYBER	U.S.
SPINNOVA PLC	FINLAND
STENFAR S.A. INDUSTRIAL COMERCIAL IMPORTADORA Y EXPORTADORA	ARGENTINA
SUZANO AUSTRIA GMBH	AUSTRIA
SUZANO CANADA INC.	CANADA
SUZANO ECUADOR S.A.S	EQUADOR
SUZANO FINLAND OY	FINLAND
SUZANO INTERNATIONAL FINANCE B.V.	NETHERLANDS
SUZANO INTERNATIONAL HOLDING B.V.	NETHERLANDS
SUZANO INTERNATIONAL TRADE GMBH	AUSTRIA
SUZANO MATERIAL TECHNOLOGY DEVELOPMENT LTD.	SHANGHAI
SUZANO NETHERLANDS B.V.	NETHERLANDS
SUZANO OPERAÇÕES FLORESTAIS E INDUSTRIAIS S.A.	BRAZIL
SUZANO PACKAGING LLC	U.S.
SUZANO PULP AND PAPER AMERICA, INC.	U.S.
SUZANO PULP AND PAPER EUROPE S.A.	SWITZERLAND
SUZANO SHANGHAI LTD.	CHINA
SUZANO SHANGHAI TRADING LTD.	CHINA
SUZANO SINGAPORE PTE. LTD.	SINGAPORE
SUZANO TRADING INTERNATIONAL KFT	HUNGARY
SUZANO VENTURES LLC	U.S.
VERACEL CELULOSE S.A.	BRAZIL
WOODSPIN	FINLAND